Calculation of Filing Fee Tables
N-2
TCW STRATEGIC INCOME FUND INC
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock	457(o)			$ 367,091,383.10	0.0001381	$ 50,695.32
Fees to be Paid	2	Other	Subscription Rights to Acquire Shares of Common Stock	457(o)			$ 0.00	0.0001381	$ 0.00
Fees Previously Paid	3	Equity	Common Stock	457(o)			$ 1,000,000.00		$ 153.10
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 368,091,383.10		$ 50,848.42
			Total Fees Previously Paid:						$ 153.10
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 50,695.32
Offering Note
[1]	Estimated pursuant to Rule 457(o) under the Securities Act of 1933, as amended, solely for the purpose of determining the registration fee.

[2]	No separate consideration will be received by the Registrant. Any shares issued pursuant to an offering of rights to acquire shares of common stock, including any shares issued pursuant to an over-subscription privilege or a secondary over-subscription privilege, will be shares registered under this Registration Statement.

[3]	This fee rate reflects the fee rate for the filing fees previously paid on August 8, 2025. A filing fee of $153.10 was previously paid in connection with the Registrant's registration statement on Form N-2 under the Securities Act of 1933, as amended (File No. 333-289452) filed on August 8, 2025.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A